UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 22, 2008, Lee Enterprises, Incorporated (the “Company”) reported its results for the first fiscal quarter ended December 30, 2007. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Earnings Release – First Quarter Ended December 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 22, 2008	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – First Quarter Ended December 30, 2007

3

Exhibit 99.1

201 N. Harrison St., Davenport, IA 52801
(563) 383-2100
www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for first fiscal quarter

DAVENPORT, Iowa (Jan. 22, 2008) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 48 cents for its first fiscal quarter ended December 2007.

The results compare with 58 cents a year ago in a quarter that included an additional publishing day, a Sunday, and the benefit of the World Series in St. Louis. The additional Sunday a year ago and sales related to the World Series resulted in an estimated $7 million of revenue and $4 million of operating cash flow (1). The quarter a year ago also benefited from an additional publishing week in Tucson, Ariz., which is recorded in equity in earnings of associated companies. The impact of these events on prior year earnings for the quarter was approximately six cents per common share.

Mary Junck, chairman and chief executive officer, said: “We believe we’re weathering the current economic slowdown as well as possible in light of the wide-ranging impact of the real estate slump. Our audiences continue to grow, and we continue to focus on our top priorities of revenue growth, online innovation, strong local news, people development and cost control. We believe we have the right strategies and the right people to continue building on our position as, by far, the leading provider of local news, information and advertising in our markets.”

The loss of the Sunday and World Series affected nearly all revenue categories. Total operating revenue from continuing operations for the quarter decreased 6.2 percent from a year ago to $279.9 million. Total advertising revenue decreased 6.5 percent, to $217.6 million, with online advertising revenue up 24.0 percent. Combined print and online retail advertising decreased 2.5 percent. Combined print and online classified advertising revenue decreased 9.5 percent, with employment down 7.9 percent, automotive down 9.5 percent and real estate down 19.8 percent. National advertising revenue decreased 24.1 percent. Circulation revenue decreased 4.3 percent. Same property (2) revenue results were identical.

Operating expenses, exclusive of depreciation and amortization, decreased 4.9 percent, with compensation down 3.6 percent, newsprint and ink down 18.8 percent and other cash costs down 1.1 percent. Same property operating expenses decreased 4.3 percent for the quarter compared with a year ago, with compensation down 1.9 percent, newsprint and ink down 19.4 percent and other cash costs down 1.2 percent.

Compared with a year ago, operating cash flow decreased 10.0 percent to $72.4 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 15.8 percent to $53.7 million.

Non-operating expenses, which consist primarily of financial expense, net of financial income, decreased 13.1 percent to $19.1 million. Income from continuing operations before income taxes decreased 17.2 percent to $34.6 million. Income from continuing operations decreased 17.9 percent, to $21.8 million. Net income, including discontinued operations, decreased 17.0 percent to $22.1 million.

Free cash flow(3) totaled $48.1 million for the quarter, compared with $42.0 million a year ago. Timing of income tax payments had a positive impact on results for the current year quarter. Recent declines in LIBOR and continuing debt reduction are expected to favorably impact interest expense and free cash flow for the rest of the year. Net debt was reduced by $33.0 million in the quarter.

STOCK REPURCHASE

On Jan. 7, Lee announced that its board of directors has authorized the purchase of up to $30 million of Lee common stock. The repurchase is expected to take place in open market purchases or privately negotiated transactions as warranted beginning after today’s earnings announcement.

FINANCIAL CALENDAR

Because of the adoption of period accounting this fiscal year, most enterprises will have one fewer publishing day in 2008 than in 2007. The lost publishing day is a Sunday, which affects year-over-year comparisons, as Sundays provide significantly more revenue than any other day of the week. Compared with 2007, the 2008 financial calendar loses a Sunday in the first fiscal quarter, regains one Sunday in the second quarter and loses it again in the fourth quarter.

ABOUT LEE

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 50 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee's newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee's online sites attract nearly 12 million unique visitors monthly, and Lee's weekly publications are distributed to more than 4.5 million households. Lee's markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Periods Ended December

(Thousands, except EPS data)	2007	2006	%

Advertising revenue:
Retail	$127,569	$131,721	(3.2)%
National	13,582	17,903	(24.1)
Classified:
Daily newspapers:
Employment	15,367	19,150	(19.8)
Automotive	11,729	13,996	(16.2)
Real estate	11,543	14,786	(21.9)
All other	9,988	9,343	6.9
Other publications	10,673	11,262	(5.2)

Total classified	59,300	68,537	(13.5)
Online	13,475	10,867	24.0
Niche publications	3,644	3,561	2.3

Total advertising revenue	217,570	232,589	(6.5)

Circulation	49,805	52,036	(4.3)
Commercial printing	4,175	4,184	(0.2)
Online services and other	8,306	9,680	(14.2)

Total operating revenue	279,856	298,489	(6.2)

Operating expenses:
Compensation	108,194	112,191	(3.6)
Newsprint and ink	25,103	30,925	(18.8)
Other operating expenses	74,126	74,923	(1.1)

Operating expenses, excluding depreciation and amortization	207,423	218,039	(4.9)

Operating cash flow(1)	72,433	80,450	(10.0)
Depreciation	8,159	8,248	(1.1)
Amortization	14,872	14,955	(0.6)
Equity in earnings of associated companies:
Tucson partnership	2,412	3,912	(38.3)
Madison Newspapers	1,889	2,593	(27.2)

Operating income	53,703	63,752	(15.8)

Non-operating income (expense):
Financial income	1,796	1,509	19.0
Financial expense	(20,850)	(23,435)	(11.0)

	(19,054)	(21,926)	(13.1)

Income from continuing operations before income taxes	34,649	41,826	(17.2)
Income tax expense	12,254	14,799	(17.2)
Minority interest	607	504	20.4

Income from continuing operations	21,788	26,523	(17.9)
Discontinued operations	338	128	NM

Net income	$22,126	$26,651	(17.0)%

Earnings per common share:
Basic:
Continuing operations	$0.48	$0.58	(17.2)%
Discontinued operations	0.01	—	NM

	$0.48	$0.58	(17.2)%

Diluted:
Continuing operations	$0.48	$0.58	(17.2)%
Discontinued operations	0.01	—	NM

	$0.49	$0.58	(15.5)%

Average common shares:
Basic	45,746	45,573
Diluted	45,515	45,637

SELECTED BALANCE SHEET INFORMATION
(Unaudited)

(Thousands)	December 30, 2007	December 31, 2006

Cash	$7,732	$10,743
Restricted cash and investments	114,810	99,810
Debt (principal amount)	1,374,625	1,487,000

SELECTED STATISTICAL INFORMATION
(Unaudited)

	Three Periods Ended December

(Dollars in thousands)	2007	2006	%

Capital expenditures	$6,036	$5,644	6.9%
Same property newsprint volume (tonnes)	40,542	44,015	(7.9)
Same property full-time equivalent employees	7,980	8,161	(2.2)

FREE CASH FLOW(3)

	Three Periods Ended December

(Thousands)	2007	2006

Operating income	$53,703	$63,752
Depreciation and amortization	24,616	24,788
Stock compensation	1,514	2,109
Financial expense	(21,931)	(24,420)
Financial income	1,796	1,509
Cash income taxes	(4,963)	(19,628)
Minority interest	(607)	(504)
Capital expenditures	(6,036)	(5,644)

	$48,092	$41,962

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE

	Three Periods Ended December

(Thousands, same property)	2007	2006	%

Retail	$128,140	$131,373	(2.5)%

Classified:
Employment	23,125	25,105	(7.9)
Automotive	16,576	18,316	(9.5)
Real estate	15,279	19,045	(19.8)
Other	17,198	17,286	(0.5)

Total classified revenue	$72,178	$79,752	(9.5)%

REVENUE BY REGION

	Three Periods Ended December

(Thousands, same property)	2007	2006	%

Midwest	$170,729	$183,628	(7.0)%
Mountain West	50,882	52,542	(3.2)%
West	35,446	39,491	(10.2)%
East/other	22,799	22,828	(0.1)%

Total	$279,856	$298,489	(6.2)%

DAILY NEWSPAPER ADVERTISING VOLUME

	Three Periods Ended December

(Thousands of inches, same property)	2007	2006	%

Retail	3,526	3,684	(4.3)%
National	180	202	(10.9)
Classified	3,598	3,912	(8.0)

Total	7,304	7,798	(6.3)%

NOTES:
(1)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP (Generally Accepted Accounting Principles) financial measure. The Company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization and earnings from equity investments. Reconciliations of operating cash flow to operating income, the most directly comparable GAAP measure, are included in tables accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the Company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The Company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee's 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(3)

Free cash flow, which is defined as operating income, plus depreciation and amortization, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The Company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income, the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(5) The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100